CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Fit For Business International (the "Company") on Form 10-QSB for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Poulsen, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. Such Quarterly Report on Form 10-QSB for the period ending December 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the period ending December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Fit For Business International.

Dated: January 24, 2008


FIT FOR BUSINESS INTERNATIONAL

By: /s/ Mark Poulsen
-----------------------
Mark Poulsen
Chief Executive Officer